Exhibit 99.1

Blue Buffalo Reports Fourth Quarter and Full Year 2017 Results

Wilton, CT—February 23, 2018—Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF), the leading natural pet food company in the United States, today announced its fourth quarter and full year 2017 results.

•	Fourth Quarter Highlights

•	Net sales of $337 million, up 14.2%

•	Net income of $54 million, up 54.1%; Adjusted Net Income of $54 million, up 50.2%

•	Adjusted EBITDA of $80 million, up 22.4%

•	Diluted EPS of $0.27, up 55.3%; Adjusted Diluted EPS of $0.27, up 51.4%

•	Full Year Highlights

•	Net sales of $1,275 million, up 10.9%

•	Net income of $194 million, up 48.6%; Adjusted Net Income of $195 million, up 24.3%

•	Adjusted EBITDA of $319 million, up 15.8%

•	Diluted EPS of $0.97, up 48.9%; Adjusted Diluted EPS of $0.98, up 24.5%

•	2018 Outlook

•	Net sales between $1,400 million and $1,430 million

•	Adjusted Diluted EPS of $1.20 to $1.24

“I’m pleased to say that 2017 was a strong year,” said CEO Billy Bishop. “Blue Buffalo’s momentum continues to be strong as we gained share, broadened our distribution footprint, and built two new plants to fuel our growth. Looking ahead, we’re very optimistic about our future.”

Fourth Quarter of 2017 Compared to Fourth Quarter of 2016

Net sales increased $41.9 million, or 14.2%, to $337.0 million, driven primarily by volume growth. Net sales of Dry Foods increased $25.9 million, or 10.8%, to $265.9 million while net sales of Wet Foods, Treats and Other Products increased $16.0 million, or 28.9%, to $71.1 million.

Gross profit increased $19.9 million, or 15.1%, to $151.9 million and gross margin was 45.1%, up 40 bps compared with 44.7% in the fourth quarter of 2016. The increase in gross margin was driven primarily by favorable product mix and supply chain efficiencies, which were partially offset by higher distribution costs.

Selling, general, and administrative expenses increased $3.1 million, or 4.4%, to $75.0 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for our public offerings, increased $4.6 million, or 6.5%. This increase was primarily due to our ongoing investment in advertising and marketing consistent with our brand building strategy.

Net income increased $18.8 million, or 54.1%, to $53.6 million, or $0.27 per diluted share in the fourth quarter of 2017, as compared to $34.8 million, or $0.17 per diluted share, in the fourth quarter of 2016. Adjusted Net Income, which excludes litigation expenses and costs incurred in preparing for our public offerings, increased $17.9 million, or 50.2%, to $53.5 million in the fourth quarter of 2017, compared to $35.6 million in the fourth quarter of 2016. Adjusted Diluted Earnings Per Share in the fourth quarter of 2017 increased 51.4% to $0.27, compared to $0.18 in the fourth quarter of 2016.

Full Year Ended December 31, 2017 Compared to Full Year Ended December 31, 2016

Net sales increased $124.8 million, or 10.9%, to $1,274.6 million, primarily driven by volume growth. Net sales of Dry Foods increased $79.3 million, or 8.5%, to $1,013.5 million, while net sales of Wet Foods, Treats and Other Products increased $45.5 million, or 21.1%, to $261.1 million.

Gross profit increased $73.4 million, or 14.2%, to $589.1 million and gross margin was 46.2%, up 130 bps compared with 44.9% in 2016. The increase in gross margin was driven primarily by favorable product mix and supply chain efficiencies, which were partially offset by higher distribution costs.

Selling, general, and administrative expenses increased $23.1 million, or 8.8%, to $285.8 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for our public offerings, increased $30.0 million, or 11.8%. This increase was primarily due to our ongoing investment in advertising and marketing consistent with our brand building strategy.

During the fourth quarter of 2016, Blue Buffalo Company, Ltd. (“BBC”), a wholly owned subsidiary of the Company, entered into a settlement agreement with respect to the previously disclosed Nestlé Purina lawsuit. In connection with the settlement agreement, the Company recorded a charge of $32.0 million.

Net income increased $63.3 million, or 48.6%, to $193.5 million, or $0.97 per diluted share in 2017, as compared to $130.2 million, or $0.65 per diluted share in 2016. Adjusted Net Income increased $38.0 million, or 24.3%, to $194.8 million in 2017, compared to $156.8 million in 2016. Adjusted Diluted Earnings Per Share in 2017 increased 24.5% to $0.98, compared to $0.79 in 2016.

Net cash provided by operating activities was $193.9 million in 2017 compared with $127.2 million in 2016. Net cash provided by operating activities for fiscal 2017 increased by $66.6 million as 2016 included a $32.0 million payment related to a settlement agreement with respect to the previously disclosed Nestlé Purina lawsuit.

Cash and cash equivalents were $282.2 million as of December 31, 2017 as compared to $292.7 million as of December 31, 2016.

Impact of Tax Reform

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The significant change that impacted 2017 was the remeasurement of deferred taxes in connection with the reduction in the corporate statutory income tax rate from 35% to 21%. The impact of these adjustments increased our net income for both the three and twelve months ended December 31, 2017 by $5.4 million.

Full Year 2018 Outlook

For the full year 2018, the Company expects to deliver net sales between $1,400 million and $1,430 million and Adjusted Diluted Earnings Per Share of $1.20 to $1.24.

Information Regarding Today’s Announcement of Definitive Merger Agreement with General Mills, Inc.

In a separate press release issued this morning, Blue Buffalo announced that it has entered into a definitive merger agreement with General Mills, Inc. under which General Mills, Inc. will acquire Blue Buffalo for $40.00 per common share, in cash, or an enterprise value of approximately $8.0 billion. For further information on the transaction, please visit http://ir.bluebuffalo.com to access a copy of the press release.

In light of this announcement, Blue Buffalo no longer plans to update financial guidance and will not hold its investor conference call on fourth quarter 2017 results, previously planned for 5 pm ET on February 27, 2018.

Important Information Regarding Non-GAAP Financial Measures

The Company presents non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted SG&A, Adjusted Income Taxes, Adjusted Operating Income and Adjusted Gross Profit, in this press release as management uses these measures in assessing our operating performance, and we believe they are helpful to investors, securities analysts and other interested parties, in evaluating the performance of companies in our industry. We also believe that these non-GAAP financial measures are useful to management and investors, securities analysts and other interested parties as measures of our comparative operating performance from period to period. These non-GAAP financial measures are not measurements of financial performance under GAAP. They should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as a measure of our operating performance or any other measures of performance derived in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures to the nearest GAAP measure. With respect to our expectations under “Full Year 2018 Outlook” above, for Adjusted Diluted EPS a reconciliation to the closest corresponding GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to litigation expenses and public offering costs excluded from this non-GAAP financial measure. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

About Blue Buffalo

Blue Buffalo, based in Wilton, CT, is the nation’s leading natural pet food company, providing natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom, and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation, is a leading sponsor of pet cancer awareness and of critical research studies of pet cancer, including causes, treatments and the role of nutrition, at leading veterinary medical schools and clinics across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of the Company’s business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Full Year 2018 Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “forecast,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the pet food industry, macroeconomic factors beyond the Company’s control, competition for customers, risks related to the Company’s manufacturing and supply chain, the success of the Company’s Heartland manufacturing facility, risk of disruption at the Company’s third party distribution centers, risks related to the Company’s expansion outside the United States, the Company’s ability to protect the Company’s intellectual property and that of third parties, performance of the Company’s information technology systems, adverse litigation judgments or settlements and the Company’s indebtedness. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2018, as such risk factors may be updated from time to time in our periodic filings with the SEC, and which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:

Investors & Financial Analysts

Michael Nathenson

EVP & CFO

203-665-3400

investors@bluebuff.com

Media

Phil Cheevers

VP, Communications

203-665-3234

media@bluebuff.com

Blue Buffalo Pet Products, Inc.

Unaudited Consolidated Statements of Income

(dollars in thousands, except for share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$336,963	$295,096	$1,274,589	$1,149,778
Cost of sales	185,104	163,157	685,501	634,095

Gross profit	151,859	131,939	589,088	515,683
Selling, general, and administrative expenses	75,049	71,912	285,849	262,761
Provision for legal settlement	—	—	—	32,000

Operating income	76,810	60,027	303,239	220,922
Interest expense	2,162	3,385	11,141	14,619
Interest income	(653)	(143)	(1,440)	(505)
Other non-operating expense, net	181	—	213	—

Income before income taxes	75,120	56,785	293,325	206,808
Provision for income taxes	21,500	21,983	99,796	76,567

Net income	$53,620	$34,802	$193,529	$130,241

Basic net income per common share	$0.27	$0.18	$0.99	$0.66
Diluted net income per common share	$0.27	$0.17	$0.97	$0.65
Basic weighted average shares	195,302,613	196,516,632	196,256,128	196,363,084
Diluted weighted average shares	197,889,189	199,446,875	198,918,417	199,348,746

Blue Buffalo Pet Products, Inc.

Unaudited Consolidated Balance Sheets

(dollars in thousands, except for share data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$282,223	$292,656
Receivables, net	150,260	115,446
Inventories	79,945	70,941
Prepaid expenses and other current assets	7,893	6,130

Total current assets	520,321	485,173
Restricted cash	781	781
Property, plant and equipment, net	326,404	162,232
Deferred income taxes	52	1,311
Other assets	1,028	853

Total assets	$848,586	$650,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,000	$3,960
Accounts payable	63,979	35,238
Other current liabilities	70,994	59,629

Total current liabilities	138,973	98,827
Long-term debt	389,914	379,177
Deferred income taxes	7,095	12,660
Other long-term liabilities	13,468	13,348

Total liabilities	549,450	504,012
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.01 par value; 150,000,000 shares authorized; none issued or outstanding at December 31, 2017 and December 31, 2016	—	—
Common stock, voting; $0.01 par value; 1,500,000,000 shares authorized; 197,615,064 and 196,524,010 shares issued at December 31, 2017 and December 31, 2016, respectively	1,976	1,965
Additional paid-in capital	81,113	71,420
Retained earnings	266,221	72,692
Accumulated other comprehensive income (loss)	(174)	261
Treasury stock, at cost: 2,092,774 and no shares at December 31, 2017 and December 31, 2016, respectively	(50,000)	—

Total stockholders’ equity	299,136	146,338

Total liabilities and stockholders’ equity	$848,586	$650,350

Blue Buffalo Pet Products, Inc.

Unaudited Consolidated Statements of Cash Flows

(dollars in thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$193,529	$130,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,514	9,200
Amortization of debt issuance costs	354	122
Stock-based compensation	3,683	4,609
Loss on disposal of fixed assets	593	49
Deferred income taxes	(4,306)	11,988
Payment for class action legal settlement	—	(32,000)
Effect of changes in operating assets and liabilities:
Receivables	(33,611)	(35,509)
Inventories	(8,930)	12,493
Prepaid expenses and other assets	(1,928)	(2,109)
Accounts payable	27,995	4,563
Other liabilities	5,966	23,596

Net cash provided by operating activities	193,859	127,243

Cash flows from investing activities:
Capital expenditures	(170,970)	(56,345)
Restricted cash	—	(308)
Proceeds from the sale of fixed assets	—	15

Net cash used in investing activities	(170,970)	(56,638)

Cash flows from financing activities:
Proceeds from issuance of debt	400,000	—
Repayment of long-term debt	(382,147)	—
Repurchase of common stock	(50,000)	—
Payment of debt issuance costs	(4,352)	—
Principal payments on long-term debt	(2,990)	(3,960)
Proceeds from exercise of stock options	6,021	1,915

Net cash used in financing activities	(33,468)	(2,045)

Effect of exchange rate changes on cash and cash equivalents	146	(157)

Net (decrease) increase in cash and cash equivalents	(10,433)	68,403
Cash and cash equivalents at beginning of period	292,656	224,253

Cash and cash equivalents at end of period	$282,223	$292,656

Supplemental schedule of non-cash investing activities:
Accruals related to property, plant and equipment	5,411	—

Blue Buffalo Pet Products, Inc.

Reconciliation of GAAP to Adjusted Results*

(dollars in millions, except for share data)

	Three Months Ended December 31, 2017
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$151.9	45.1%	$75.0	22.3%	$76.8	22.8%	$21.5	6.4%	$53.6	15.9%	$0.27
Litigation expenses (a)	—		(0.2)	—%	(0.2)	—%	—	—%	(0.1)	—%	—

As adjusted	$151.9	45.1%	$75.2	22.3%	$76.7	22.7%	$21.5	6.4%	$53.5	15.9%	$0.27

	Three Months Ended December 31, 2016
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$131.9	44.7%	$71.9	24.4%	$60.0	20.3%	$22.0	7.4%	$34.8	11.8%	$0.17
Litigation expenses (a)	—		1.3	0.4%	1.3	0.4%	0.5	0.2%	0.8	0.3%	—

As adjusted	$131.9	44.7%	$70.6	23.9%	$61.3	20.8%	$22.5	7.6%	$35.6	12.1%	$0.18

	Twelve Months Ended December 31, 2017
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$589.1	46.2%	$285.8	22.4%	$303.2	23.8%	$99.8	7.8%	$193.5	15.2%	$0.97
Litigation expenses (a)	—		1.9	0.2%	1.9	0.2%	0.7	0.1%	1.3	0.1%	0.01

As adjusted	$589.1	46.2%	$283.9	22.3%	$305.2	23.9%	$100.5	7.9%	$194.8	15.3%	$0.98

	Twelve Months Ended December 31, 2016
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$515.7	44.9%	$262.8	22.9%	$220.9	19.2%	$76.6	6.7%	$130.2	11.3%	$0.65
Litigation expenses (a)	—		6.7	0.6%	6.7	0.6%	2.5	0.2%	4.2	0.4%	0.02
Public offering costs (b)	—		2.1	0.2%	2.1	0.2%	—	—%	2.1	0.2%	0.01
Provision for legal settlement (c)	—		—		32.0	2.8%	11.8	1.0%	20.2	1.8%	0.10

As adjusted	$515.7	44.9%	$253.9	22.1%	$261.8	22.8%	$90.9	7.9%	$156.8	13.6%	$0.79

*	Amounts may not be additive due to rounding.
(a)	Represents costs, net of insurance primarily related to the litigation with Nestlé Purina PetCare Company.
(b)	Represents costs incurred for our public offerings.
(c)	Represents a provision related to a settlement agreement with respect to Nestlé Purina PetCare Company lawsuit entered into in November 2016.

Blue Buffalo Pet Products, Inc.

Reconciliation of GAAP to Adjusted Results*

(dollars in millions, except for share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income	$53.6	$34.8	$193.5	$130.2
Interest expense	2.2	3.4	11.1	14.6
Interest income	(0.7)	(0.1)	(1.4)	(0.5)
Provision for income taxes	21.5	22.0	99.8	76.6
Depreciation and amortization	$2.7	$2.4	10.5	9.2

EBITDA (a)	$79.4	$62.5	$313.5	$230.1
Litigation expenses (b)	(0.2)	1.3	1.9	6.7
Public offering costs (c)	—	—	—	2.1
Provision for legal settlements (d)	—	—	—	32.0
Stock-based compensation (e)	0.7	1.6	3.7	4.6

Adjusted EBITDA	$79.9	$65.3	$319.2	$275.6

*	Amounts may not be additive due to rounding.
(a)	EBITDA represents net income plus interest expense, interest income, provision for income taxes and depreciation and amortization.
(b)	Represents costs, net of insurance primarily related to the litigation with Nestlé Purina PetCare Company.
(c)	Represents costs incurred for our public offerings.
(d)	Represents a provision related to the Settlement Agreement entered into in November 2016.
(e)	Represents non-cash, stock-based compensation expense.